UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 24 , 2003

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	33-48183 (Commission File Number)	33-0193602 (IRS Employer Identification No.)

4410 El Camino Real, Suite 201 (Address of principal executive offices)	94022 (Zip Code)

                Registrant’s telephone number, including area code:                                        (650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

The registrant announced it has restated prior periods to correct accounting and financial reporting for certain transactions.  The registrant has filed its annual report on Form 10-K, in addition to Form 10-Q/As for first, second, and third quarters of 2002, superseding the Form 10-Q/A’s filed on November 15, 2002.

The registrant also announced that it reached agreement with its lender, Foothill Capital Corporation, to set the annual covenants for the current year.

Item 7.  Financial Statements and Exhibits.

  (c)      Exhibits.

99.1                           Press Release, issued March 31, 2003

99.2                           Amendment No. 3 to Loan Agreement, effective March 24, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

By: /s/ William G. Taves
Date: March 31 , 2003	William G. Taves Chief Financial Officer